                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


     This Agreement, dated as of March 10, 1998 is between XOOM, Inc., a California corporation ("Employer"), and Vijay Vaidyanathan ("Employee").

                                    RECITALS

     Employer and Employee wish to enter into an employment relationship on the following terms and conditions.

     Employer has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which Employer considers vital to its business and goodwill.

     The Proprietary Information will necessarily be communicated to or acquired by Employee in the course of his employment with Employer, and Employer wishes to continue the employment relationship with Employee only if, in doing so, it can protect its Proprietary Information and goodwill.

     Employer anticipates that certain Invention/Ideas (as defined below) will be conceived, developed, or reduced to practice by Employee during the course of his employment by Employer.

     Employer wishes to continue the employment relationship with Employee only if, in doing so, it can provide for the disclosure, assignment, and protection of these Invention/Ideas as provided in this Agreement.

     ACCORDINGLY, the parties agree as follows:

     1. PERIOD OF EMPLOYMENT. Employer shall continue to employ Employee to render services to Employer in the position and with the duties and responsibilities described in Section 2 for the period (the "Period of Employment") commencing on the date of this Agreement and ending on the date upon which the Period of Employment is terminated in accordance with Section 4.

     2.  POSITION AND RESPONSIBILITIES.

         (a) POSITION. Employee accepts employment with Employer as Chief Technical Officer and shall perform all services appropriate to that position, as well as such other services as may be assigned by Employer. Employee shall devote his best efforts and full-time attention to the performance of his duties.

         (b) OTHER ACTIVITY. Except as provided in Section 2(c) below, Employee (during the Period of Employment) shall not (i) accept any other employment; or (ii) engage, directly or indirectly, in any other business, commercial, or professional activity (whether or not pursued for pecuniary advantage) that is or may be competitive with Employer, that might create a conflict of

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

interest with Employer, or that otherwise might interfere with the business of Employer, or any Affiliate, without prior consent of Employer. An "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Employer.

         (c) PSC RELATIONSHIP. The parties acknowledge that Employee has an ongoing business relationship with Paralogic Software Corporation, a California corporation ("PSC"), which may require a significant amount of his time and effort. Employee shall be permitted to maintain his relationship with PSC provided that Employee agrees that his primary duties will be with Employer. As a part of Employee's involvement with PSC, he may develop certain inventions/ideas on behalf of PSC. The parties acknowledge that nothing in this Agreement is intended to compromise any rights that PSC may have in such inventions and ideas, and that any enhancements to existing software owned by PSC shall be the property of PSC. Additionally, Employee may have access to certain information which is proprietary to PSC. The parties acknowledge that nothing in this Agreement is intended to compromise any rights that PSC may have in such proprietary information.

         (d) NO BREACH OF THIRD PARTY AGREEMENTS. Employee represents and warrants that performance of any of the terms of this Agreement will not breach or conflict with any agreement to keep confidential proprietary information acquired by Employee prior to the effective date of this Agreement. Employee further represents and warrants that performance of this Agreement does not conflict with any other agreement to which Employee is a party and which concerns proprietary information, inventions or assignment of ideas. During the Period of Employment, Employee will not disclose to Employer, or use, or induce the Company to use, any proprietary information, inventions or assignment of ideas.

     3.  COMPENSATION AND BENEFITS.

         (a) COMPENSATION. In consideration of the services to be rendered under this Agreement, Employer shall pay Employee the amount set forth in Exhibit A hereto per year, payable semi-monthly, pursuant to the procedures regularly established, and as they may be amended, by Employer in its sole discretion, during the Period of Employment. Additionally, subject to approval of the Board of Directors of Employer, Employer shall grant Employee such number of options to purchase shares of Common Stock of Employer as is set forth in Exhibit A. Employer shall review annually Employee's compensation and shall determine, in its sole discretion, whether and how much the existing compensation shall be adjusted, without regard to any policy or practice Employer may have for adjusting salaries. All compensation and comparable payments to be paid to Employee under this Agreement shall be less withholdings required by law.

         (b) BENEFITS. Employee shall be entitled to those benefits set forth in Exhibit A. In addition, Employee shall be entitled to vacation leave in accordance with Employer's standard policies. As Employee becomes eligible, he shall have the right to participate in and receive benefits from all present and future benefit plans specified in Employer's policies and generally made available to similarly situated employees of Employer.

     4.  TERMINATION OF EMPLOYMENT.

         (a) BY DEATH. The Period of Employment shall terminate automatically upon the death of Employee. Employer shall pay to Employee's beneficiaries or estate, as appropriate, any compensation then due and owing, including payment for accrued unused vacation, if any. Thereafter, all obligations of Employer under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan or other applicable benefits.

         (b) BY DISABILITY. If, by reason of any physical or mental incapacity, Employee has been or will be prevented from properly performing his duties under this Agreement for more than ninety (90) days in any one (1) year period, then, to the extent permitted by law, Employer may terminate the Period of Employment upon fourteen (14) days' advance written notice. Employer shall pay Employee all compensation to which he is entitled up through the last business day of the notice period; thereafter, all obligations of Employer under this Agreement shall cease. Nothing in this Section shall affect Employee's rights under any applicable Employer disability plan.

         (c) EMPLOYMENT AT WILL. At any time, Employer or Employee may terminate the Period of Employment for any reason, with or without cause, by providing the other party thirty (30) days' advance written notice. If the Employee terminates his employment pursuant to this Section 4(c), Employer shall have the option, in its complete discretion, to terminate Employee immediately without the running of the notice period, provided Employer pays Employee all compensation due and owing through the last day actually worked, plus an amount equal to the base salary Employee would have earned through the balance of the above notice period or, if elected through the day upon which early termination is elected pursuant to the foregoing sentence; thereafter, all of Employer's obligations under this Agreement shall cease. Employer may dismiss Employee without cause notwithstanding anything to the contrary contained in or arising from any statements, policies, or practices of Employer, now or in the future, relating to the employment, discipline, or termination of its employees.

         (d) BY EMPLOYER FOR CAUSE. At any time, and without prior notice, Employer may terminate Employee for Cause (as defined below). Employer shall pay Employee all compensation then due and owing; thereafter, all of Employer's obligations under this Agreement shall cease. Termination shall be for "Cause" if Employee: (i) acts in bad faith and to the detriment of Employer; (ii) refuses or fails to act in accordance with any specific direction or order of Employer; (iii) exhibits in regard to his employment unfitness or unavailability for service, unsatisfactory performance, misconduct, dishonesty, habitual neglect, or incompetence; (iv) is convicted of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; or (v) breaches any material term of this Agreement.

         (e) CHANGE IN EMPLOYER STATUS. To the extent permitted by law, Employer, in its sole discretion, may terminate the Period of Employment (in which case all of Employer's obligations under this Agreement shall cease after payment of all compensation due and owing) upon any formal action of Employer's management to terminate Employer's existence or otherwise wind up its affairs, to sell all or substantially all of its assets, or to merge with or into another entity.

     (f)  TERMINATION OBLIGATIONS.

         (i) Employee agrees that all property, including, without limitation, all equipment, tangible Proprietary Information (as defined below), documents, books, records, reports, notes, contracts, lists, computer disks (and other computer-generated files and data), and copies thereof, created on any medium and furnished to, obtained by, or prepared by Employee in the course of or incident to his employment, belongs to Employer and shall be returned promptly to Employer upon termination of the Period of Employment.

         (ii) All benefits to which Employee is otherwise entitled shall cease upon Employee's termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of Employer.

         (iii) The representations and warranties contained in this Agreement and Employee's obligations under this Section 4(f) on Termination Obligations,
Section 5 on Proprietary Information, and Section 6 on Inventions and Ideas shall survive the termination of the Period of Employment and the expiration of this Agreement. Employee agrees that, after termination of the Period of Employment and/or the expiration of this Agreement, Employee will not enter into any agreement that conflicts with Employee's obligations under this Agreement and will inform any subsequent employers of Employee's obligations under this Agreement.

         (iv) Following any termination of the Period of Employment, Employee shall fully cooperate with Employer in all matters relating to the winding up of pending work on behalf of Employer and the orderly transfer of work to other employees of Employer. Employee shall also cooperate in the defense of any action brought by any third party against Employer that relates in any way to Employee's acts or omissions while employed by Employer.

     5.  PROPRIETARY INFORMATION.

         (a) DEFINED. "Proprietary Information" is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of Employer, or any Affiliate, or its employees, clients, consultants, or business associates, which was produced by any employee of Employer in the course of his or her employment or otherwise produced or acquired by or on behalf of Employer. All Proprietary Information not generally known outside of Employer's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." Without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to: (i) formulas, teaching and development techniques, processes, trade secrets, computer programs, electronic codes, inventions, improvements, and research projects; (ii) any and all information about Employer's customers and subscribers; (iii) information about costs, profits, markets, and sales; (iv) business, marketing, and strategic plans; and (v) employee personnel files and compensation information.

         (b) GENERAL RESTRICTIONS ON USE. During the Period of Employment, Employee shall use Proprietary Information, and shall disclose Confidential Information, only for the benefit of Employer and as is necessary to carry out his responsibilities under this Agreement. Following termination, Employee shall neither, directly or indirectly, use any Proprietary Information nor disclose any Confidential Information, except as expressly and specifically authorized in writing by Employer. The publication of any Proprietary Information through literature or speeches must be approved in advance in writing by Employer.

         (c) LOCATION AND REPRODUCTION. Employee shall maintain at his work station and/or any other place under his control only such Confidential Information as he has a current "need to know." Employee shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. Employee shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need for reproduction.

         (d) THIRD-PARTY INFORMATION. Employee acknowledges that Employer has received and in the future will receive from third parties their confidential information subject to a duty on Employer's part to maintain the confidentiality of this information and to use it only for certain limited purposes. Employee agrees that he owes Employer and these third parties, during the Period of Employment and thereafter, a duty to hold all such confidential information in the strictest confidence and not to disclose or use it, except as necessary to perform his obligations hereunder and as is consistent with Employer's agreement with third parties.

         (e) NON-INTERFERENCE. In order to avoid disruption of Employer's business, Employee agrees that during the term of this Agreement and for two (2) years after termination of the Period of Employment, he shall not, directly or indirectly, (i) solicit any customer of Employer (or any Affiliate) for services or products that compete with services or products of XOOM or its affiliates; or
(ii) solicit for employment any person employed by Employer (or any Affiliate).

         (f) Employee acknowledges that employer considers the goodwill of Paralogic Corporation a valuable asset and that as an inducement to enter into this Agreement, Employee agrees that for a period of two years from the Effective Date of the Merger, Employee shall not accept employment with, or provide consulting services to, a Competing Business. For the purpose of this Agreement, a "Competing Business" shall mean any business which:

                 (i)  offers free chat room hosting to the general public, and

                 (ii) runs the chat server software on computer hardware which is owned by such business or is dedicated for the use of such business, and

                 (iii) chat server software is licensed to such business, or to a business in which employee or his spouse owns greater than a 2% share.

     This section (f) shall not apply in the event that Xoom ceases to offer free chat room hosting.

     6.  INVENTIONS AND IDEAS.

         (a) DEFINED; STATUTORY NOTICE. The term "Invention/Idea" includes any and all ideas, processes, trademarks, service marks, inventions, technology, computer hardware or software, original works of authorship, designs, formulas, discoveries, patents, copyrights, products, and all improvements, know-how, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by Employee, alone or with others, during the Period of Employment, except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment of rights in such intellectual property.

     Employee acknowledges that he understands that this definition is limited by California Labor Code Section 2870, which provides:

       "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

           (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

           (2) Result from any work performed by the employee for the employer.

       (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

     Nothing in this Agreement is intended to expand the scope of protection provided Employee by Sections 2870 through 2872 of the California Labor Code.

         (b) DISCLOSURE. Employee shall maintain adequate and current written records on the development of all Invention/Ideas and shall disclose promptly to Employer all Invention/Ideas and relevant records, which records will remain the sole property of Employer. Employee agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing ("Intellectual Property"), that Employee does not believe to be an Invention/Idea, but that is conceived, developed, or reduced to practice by Employee (alone or with others) during the Period of Employment (or during the post-employment period set forth in Section 6(e) below), shall be disclosed promptly to Employer (such disclosure to be received in confidence). Employer shall examine such information to determine if in fact the Intellectual Property is an Invention/Idea subject to this Agreement.

         (c) ASSIGNMENT. Employee agrees to, and hereby does, assign to Employer his entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention/Idea, which shall be the sole property of Employer, whether or not patentable. In the event any Invention/Idea is deemed by Employer to be patentable or otherwise registrable, Employee shall assist Employer (at its expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things necessary or proper thereto (including testifying at Employer's expense) and to vest Employer, or any entity or person specified by Employer, with full and perfect title thereto or interest therein. Employee shall also take any action necessary or advisable in connection with any continuations, renewals, or reissues thereof or in any related proceedings or litigation. Should Employer be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention/Idea, whether due to Employee's mental or physical incapacity or any other cause, Employee irrevocably designates and appoints Employer and each of its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed, delivered, and/or done by Employee.

         (d) EXCLUSIONS. To the best of Employee's knowledge, there is no existing contract in conflict with this Agreement and there is no contract to assign any Intellectual Property that is now in existence between Employee and any other person or entity.

         (e) POST-TERMINATION PERIOD. Because of the difficulty of establishing when any Intellectual Property is first conceived or developed by Employee, or whether it results from access to Confidential Information or Employer's equipment, supplies, facilities, or data, Employee agrees that any Intellectual Property shall be presumed to be an Invention/Idea, if reduced to practice by Employee or with the aid of Employee within one (1) year after termination of the Period of Employment. Employee can rebut the above presumption if he proves that the Intellectual Property (i) was developed entirely on Employee's own time without using Employer's equipment, supplies, facilities, or trade secret information; (ii) was not conceived or reduced to practice during the Period of Employment, or, if conceived or reduced to practice during this period, did not, at the time of conception or reduction to practice, relate to Employer's business or actual or demonstrably anticipated research or development; and
(iii) did not result from any work performed by Employee for Employer.

     8. NOTICES. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand, upon facsimile transmission to either party (but only upon receipt by the transmitting party of a written confirmation of receipt), or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to Employer or to Employee at the corresponding address or fax number below. Employee shall be obligated to notify Employer in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this Section.

     Employer's Notice Address:

        XOOM, Inc.
        433 California Street
        San Francisco, CA 94104

     Employee's Notice Address:

        Vijay Vaidyanathan
        4242 Nerissa Circle
        Fremont, CA  94555


     10. INTEGRATION. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Employee's employment by Employer. This Agreement supersedes all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the employment of Employee, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Employer, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any changes to this Agreement must be in writing and approved by both parties.

     11. AMENDMENTS; WAIVERS. This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     13. SEVERABILITY. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

     14. EMPLOYEE'S SUCCESSORS. Without the written consent of Employer, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and ligatees.

     15. ATTORNEYS' FEES. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

     16. INJUNCTIVE RELIEF. If Employee breaches or threatens to breach any of the covenants in Section 5 on Proprietary Information or Section 6 on Inventions and Ideas, the parties acknowledge and agree that the damage or imminent damage to Employer's business or its goodwill would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, Employer shall be entitled to injunctive relief against Employee in the event of any breach or threatened breach of the above provisions by Employee, in addition to any other relief (including damages) available to Employer under this Agreement or under law.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.

     18. EMPLOYEE ACKNOWLEDGMENT. Employee acknowledges that he has had the opportunity to consult legal counsel in regard to this Agreement, that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained in this Agreement. Employee specifically acknowledges that he has received notice of his statutory rights under Section 2870 of the California Labor Code, as set forth in the above Section 6 on Inventions and Ideas.

     The parties have duly executed this Agreement as of the date first written above.



     ______________________________

      Vijay Vaidyanathan



      XOOM, Inc.


      By:  ________________________

      Its:  ________________________

                                   EXHIBIT A


1.   $120,000 a year in base salary.
2.   Reporting to XOOM's CEO, Laurent Massa
3. Participation in the Xoom employee stock option program with one and a half percent of XOOM's Issued and outstanding shares or ______________________ (__________) shares of common stock at a purchase price of $0.77 per share, vesting in equal amounts annually over four years. Seventy-five percent (75%) of the total amount of these options will vest immediately in the event of the sale of the company.
4. You agree to work for XOOM full-time at XOOM's San Francisco Headquarters, focusing your efforts as XOOM's CTO for at least 50 hours per week.
5. A comprehensive benefits package that includes Two Weeks Vacation, Medical, Dental, and Vision insurance coverage through TriNet.

                               ADDENDUM NO. 1
                               --------------

This ADDENDUM made as of the 12th day of August, 1998 by and between XOOM, Inc., 300 Montgomery St, San Francisco, CA 94104 ("Xoom") and Vijay Vaidyanathan, 4242 Nerissa Circle, Fremont, CA 94555 ("Employee").

BACKGROUND:

Employee and XOOM entered into an Employment Agreement made the 10th day of March 1998 between XOOM Inc. and Vijay Vaidyanathan.

Employee and XOOM wish to amend the Agreement in accordance with the terms and conditions set out below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto amend the agreement as follows:

1. Period of Employment. Addendum to this paragraph: "Employee will be eligible for an annual review of this agreement no later than one year from the date of this agreement."

2b. Position and Responsibilities. Addendum to this paragraph: "Employee may serve as a director or as a member of the advisory board of any company provided that he complies with the restrictions set forth in Section 1 and Section 4."

4. Termination of Employment Substitute the paragraphs below for paragraphs (a) through (e) in the original agreement.

(a) By Employer Not For Cause. Except as modified in section 3(c), below, at any time, XOOM may terminate Employee's employment for any reason, with or without Cause, by providing ninety (90) days' advance written notice, and shall have the option, in its discretion, to terminate Employee's employment at any time prior to the end of such notice period, provided XOOM pays Employee an amount equal to the base compensation Employee would have earned through the balance of the above notice period plus benefits, thereafter all of XOOM's obligations under this Agreement shall cease. In the event that XOOM exercises its right to terminate Employee's employment upon notice under the terms of this subsection, Employee shall be immediately entitled to exercise one hundred percent (100%) of any stock options granted by XOOM that had not previously vested. If the stock of XOOM or any parent company is publicly traded, Employee's exercise of stock options subject to vesting under this subsection must be made within four (4) months of the date upon which Employee was informed of XOOM's intent to terminate his employment.

    In the event XOOM's stock is not publicly traded, Employee's exercise of stock options must be made within twelve (12) months of the date upon which Employee was informed of XOOM's intent to terminate his employment. XOOM may dismiss Employee with or without cause notwithstanding anything to the contrary contained in or arising from any statements, policies, or practices of XOOM relating to employment, discipline, or termination.

(b) By Employer For Cause. Except as modified in section 3(c), below, at any time, XOOM may terminate Employee for Cause (as defined below). XOOM shall pay Employee all compensation then due; thereafter, all of XOOM's obligations under this Agreement shall cease. "Cause" shall include:

          1. unsatisfactory performance, misconduct, failure to follow policies or procedures, material breach of this Agreement, and excessive absenteeism. XOOM shall provide at least one appropriate written warning of specific deficiencies and provide a reasonable period not to exceed thirty days for Employee to cure any such deficiencies.

          2. to the extent permitted by law, unavailability for work due to disability for more than ninety (90) days in any one (1) year period.

          3. Committing a felony, an act of fraud against or the willful misappropriation of property belonging to XOOM.

          4. Conviction in a court of competent jurisdiction of a felony or misdemeanor which adversely and materially affects the ability of the executive to perform his duties, obligations and responsibilities herein or the good name, goodwill or reputation of XOOM.

(c) By Employer Following Change in Control or Corporate Transaction. Notwithstanding the foregoing, in the event that Employee's employment is involuntarily terminated by XOOM, or any successor or assign of XOOM, for any reason, with or without cause (as defined above), following a Change in Control or Corporate Transaction or the execution of a letter of intent that, by its terms, ultimately results in a Change in Control or Corporate Transaction, as those terms are defined in the XOOM, Inc. 1998 Stock Incentive Plan, which is incorporated by reference herein, Employee shall be entitled to payment of an amount equal to six months (6) month's base compensation plus benefits; thereafter, all obligations of XOOM, or any successor or assign of XOOM, under this Agreement shall cease. In the event that Employee's employment is terminated under the terms of this subsection, Employee shall be immediately entitled to exercise any and all stock options granted by XOOM that had not previously vested. In the event the company effecting the change in control or XOOM is publicly traded, any exercise of Employee's stock options subject to vesting under this subsection must be made within four (4) months of the date upon which Employee was informed by XOOM, or any successor or assign of XOOM, of its intent to terminate his employment, whether such termination is with or without notice. If the company effecting the change in control or XOOM is not publicly traded, Employee may have up to twelve (12) months from the date upon which Employee was informed by XOOM, or any successor or assign of XOOM, of its intent to terminate his employment, to exercise his options subject to vesting under this subsection.

(d) By Employee. At any time, Employee may terminate his employment for any reason, with or without cause, by providing XOOM thirty (30) days' advance written notice. XOOM shall have the option, in its complete discretion, to make Employee's termination effective at any time prior to the end of such notice period, provided XOOM pays Employee all compensation due and owing through the last day actually worked, plus an amount equal to the base salary Employee would have earned through the balance of the above notice period, not to exceed thirty (30) days; thereafter, all of XOOM's obligations under this Agreement shall cease.


IN WITNESS WHEREOF the parties represent that they have the authority to enter into and have executed this Addendum as of the day and year first above written.

XOOM, INC.  Employee

By: /s/ Laurent Massa              By: /s/ Vijay Vaidyanathan
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Name: Laurent Massa                Name: Vijay Vaidyanathan
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Its: President/CEO                 Its: CTO
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